WAIVER AND TWELFTH Amendment
to
SECOND AMENDED AND RESTATED
Loan and security agreement

This Waiver and Twelfth Amendment to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 11th day of May, 2018 (the “Twelfth Amendment Effective Date”), by and between (i) SILICON VALLEY BANK a California corporation (“Bank”), and (ii) SONIC FOUNDRY, INC., a Maryland corporation (“Sonic Foundry”), and SONIC FOUNDRY MEDIA SYSTEMS, INC., a Maryland corporation (“Sonic Systems” and together with Sonic Foundry, jointly and severally, individually and collectively, the “Borrower”).
Recitals
A.    Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement, dated as of June 27, 2011, as amended by that certain First Amendment, dated as of May 31, 2013, as further amended by that certain Second Amendment, dated as of January 10, 2014, as further amended by that certain Third Amendment, dated as of March 24, 2014, as further amended by that certain Fourth Amendment, dated as of January 27, 2015, as further amended by that certain Fifth Amendment, dated as of May 13, 2015, as further amended by that certain Sixth Amendment, dated as of October 5, 2015, as further amended by that certain Seventh Amendment, dated as of February 8, 2016, as further amended by that certain Eighth Amendment, dated as of December 9, 2016, as further amended by that certain Ninth Amendment, dated as of March 16, 2017, as further amended by that certain Waiver and Tenth Amendment, dated as of May 10, 2017 and as further amended by that certain Eleventh Amendment to Second Amended and Restated Loan and Security Agreement, dated as of December 22, 2017 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to: (i) modify the Minimum EBITDA financial covenant; (ii) waive a certain existing Event of Default; (iii) add certain new milestone equity covenant requirements; and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1     Section 6.2 (Financial Statements, Reports, Certificates). Subsection (a)(i) of Section 6.2 is amended in its entirety and replaced with the following:

“(i)    a Borrowing Base Report (and any schedules related thereto and including detailed electronic accounts receivable ledger reports and any other information requested by Bank with respect to Borrower’s Accounts), no later than Friday of each week;”

2.2    Section 6.2 (Financial Statements, Reports, Certificates). Subsection (a) of Section 6.2 is amended by inserting the following new subsection (a)(ix) immediately following subsection (a)(viii) thereof:

“(ix)    Prompt written notice of any changes to the beneficial ownership information set forth in items 2(d) and 2(e) of the Perfection Certificate. Borrower understands and acknowledges that Bank relies on true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers.”

2.3    Section 6.3 (Accounts Receivable). Subsection (c) of Section 6.3 is amended in its entirety and replaced with the following:

“(c)    Collection of Accounts. Borrower shall direct Account Debtors to deliver or transmit all proceeds of Accounts into a lockbox account, or such other “blocked account” as specified by Bank (either such account, the “Cash Collateral Account”). Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to the Cash Collateral Account. Subject to Bank’s right to maintain a reserve pursuant to Section 6.3(g), all amounts received in the Cash Collateral Account shall be applied to immediately reduce the Obligations (unless Bank, in its sole discretion, at times when an Event of Default exists, elects not to so apply such amounts). Borrower hereby authorizes Bank to transfer to the Cash Collateral Account any amounts that Bank reasonably determines are proceeds of the Accounts (provided that Bank is under no obligation to do so and this allowance shall in no event relieve Borrower of its obligations hereunder).”

2.4    Section 6.3 (Accounts Receivable). Subsection (g) of Section 6.3 is amended in its entirety and replaced with the following:

“(g)    Reserves. Notwithstanding any terms in this Agreement to the contrary, at times when an Event of Default exists, Bank may hold any proceeds of the Accounts and any amounts in the Cash Collateral Account that are not applied to the Obligations pursuant to Section 6.3(c) above as a reserve to be applied to any Obligations, regardless of whether such Obligations are then due and payable.”

2.5    Section 6.9(b) (Financial Covenants). Section 6.9(b) is deleted in its entirety and replaced with the following:

“    (b)    Minimum EBITDA. Achieve (i) EBITDA (negative EBITDA) plus (ii) the net change in Deferred Revenue during each measurement period, of at least (x) (i) for the quarterly period ending June 30, 2018, measured on a trailing six (6) month basis, no worse than negative One Million One Hundred Thousand Dollars (-$1,100,000.00); (ii) for the quarterly period ending September 30, 2018, measured on a trailing six month basis, no less than Five Hundred Thousand Dollars ($500,000.00); (iii) for the quarterly period ending

December 31, 2018, measured on a trailing six (6) month basis, no worse than negative Two Hundred Fifty Thousand Dollars (-$250,000.00); and (y) for the quarterly period ending March 31, 2019, measured on a trailing three (3) month basis, no worse than negative Two Hundred Fifty Thousand Dollars (-$250,000.00); ”

2.6    Section 6.9(d) (Financial Covenants). The following new Section 6.9(d) is hereby inserted immediately following Section 6.9(c) thereof:

“    (d)    Equity Event 2018. (i) During the period commencing on the Twelfth Amendment Effective Date and ending on June 30, 2018, Borrower shall have received net proceeds of not less than Two Million Dollars ($2,000,000.00) (the “Initial 2018 Equity Proceeds”) from the issuance and sale of additional equity (which can be in the form of convertible indebtedness) or Subordinated Debt (subject to a Subordination Agreement in form and substance acceptable to Bank, in Bank’s reasonable discretion) of Borrower, to be issued to investors of similar character and quality as the investors in Borrower as of the Effective Date; and (ii) in addition to and supplemental to the Initial 2018 Equity Proceeds, in connection with or after receipt of the Initial 2018 Equity Proceeds, but in any event on or before December 31, 2018, Borrower shall have received additional net proceeds of not less than Five Hundred Thousand Dollars ($500,000.00) (the “Subsequent 2018 Equity Proceeds”, and together with the Initial 2018 Equity Proceeds, the “Equity Event 2018”), from the issuance and sale of additional equity (which can be in the form of convertible indebtedness) or Subordinated Debt (subject to a Subordination Agreement in form and substance acceptable to Bank, in Bank’s reasonable discretion) of Borrower, to be issued to investors of similar character and quality as the investors in Borrower as of the Effective Date. For the avoidance of doubt, proceeds of PFG Subordinated Debt may be deemed to satisfy all or a portion of the requirements of the Equity Event 2018.”

2.7 Section 13 (Definitions). The following new defined terms are hereby inserted alphabetically in Section 13.1:

“    “Equity Event 2018” is defined in Section 6.9(d).”

“    “Initial 2018 Equity Proceeds” is defined in Section 6.9(d).”

“    “Subsequent 2018 Equity Proceeds” is defined in Section 6.9(d).”

“    “Twelfth Amendment Effective Date” is May 11, 2018.”

2.8    Section 13 (Definitions). The following defined term appearing in Section 13.1 is hereby deleted in its entirety and replaced with the following:

“    “PFG Subordinated Debt” is all Indebtedness of Borrower owed to Partners for Growth IV, L.P., Partners for Growth V, L.P., and/or any Affiliate fund of the foregoing, which shall at all times be subject to a subordination agreement or subordination agreements in favor of Bank, in form and substance reasonably acceptable to Bank, in its reasonable discretion.”

2.9    Section 13 (Definitions). The following defined terms appearing in Section 13.1 are hereby deleted in their entirety:

“    “Streamline Period” is, on and after the Ninth Amendment Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has, for each consecutive day in the immediately preceding fiscal quarter (in each case as determined by Bank in its reasonable discretion), maintained (i) the sum of (a) Borrower’s unrestricted cash at Bank plus (b) the unused Availability Amount divided by (b) the outstanding principal balance of the Term Loan 2015, in an amount at all times greater than 1.75:1.00 (the “Streamline Threshold”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter in which Borrower fails to maintain the Streamline Threshold, as determined by Bank in its discretion. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Threshold each consecutive day for one (1) fiscal quarter as determined by Bank in its discretion, prior to entering into a subsequent Streamline Period. Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date Bank determines, in its reasonable discretion, that the Streamline Threshold has been achieved.”

“    “Subject Month” and “Subject Months” is the latest calendar month or months for which Borrower has timely delivered the reports and schedules required pursuant to Section 6.2(a) hereof.”

2.10    Exhibit C (Compliance Certificate). The Compliance Certificate appearing as Exhibit C to the Loan Agreement is deleted in its entirety and replaced with the Compliance Certificate attached as Schedule 1 attached hereto.

3.Limitation of Amendments.

3.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Waiver. Bank hereby waives Borrower’s existing default under the Loan Agreement by virtue of Borrower’s failure to comply with the minimum EBITDA financial covenant contained in Section 6.9(b) thereof for the compliance period ended March 31, 2018. Bank’s waiver of Borrower’s non-compliance of said financial covenant shall apply only to such date of non-compliance which occurred prior to the date hereof. Borrower hereby acknowledges and agrees that except as specifically provided herein, nothing in this Section or anywhere in this Amendment shall be deemed or otherwise construed as a waiver by Bank of any of its rights and remedies pursuant to the Loan Documents, applicable law or otherwise.

5.Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3    The organizational documents of Borrower previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect, or updated copies have otherwise been delivered to Bank in connection with the execution of this Amendment;

5.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

5.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.Ratification of Intellectual Property Security Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Amended and Restated Intellectual Property Security Agreement dated as of May 13, 2015 between Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in said Intellectual Property Security Agreement, and (b) shall remain in full force and effect.

7.Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated on or about December 9, 2016, as amended as set forth on Schedule 2 attached hereto (the “Perfection Certificate”) and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof. Borrower hereby agrees that all references to the “Perfection Certificate” in any Loan Document shall be deemed to be a reference to the Perfection Certificate as defined herein.

8.No Defenses of Borrower. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9.Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

10.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

11.Effectiveness. This Amendment shall be deemed effective upon due execution and/or delivery of the following, as applicable:

11.1    This Amendment and each other Loan Document, by each applicable party hereto (other than Bank);

11.2    (i) Borrower’s payment of an amendment fee in an amount equal to Twenty Five Thousand Dollars ($25,000.00); and (ii) Borrower’s payment of Bank’s legal fees and expenses incurred in connection with this Amendment and the other Loan Documents;

11.3    The Operating Documents (to the extent amended, amended and restated, modified or otherwise supplemented since last delivered to Bank) and long-form good standing certificates of Borrower certified by the Secretary of State (or equivalent agency) of Borrower’s jurisdiction of organization or formation and each jurisdiction in which Borrower is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Twelfth Amendment Effective Date;

11.4    A secretary’s certificate of Borrower with respect to Borrower’s Operating Documents, incumbency, specimen signatures and resolutions authorizing the execution and delivery of this Amendment and the other Loan Documents to which it is a party;

11.5    A consent of directors and/or stockholders of Borrower, as applicable, authorizing the execution and delivery of this Amendment and the other Loan Documents to which it is a party, but only to the extent required by Borrower’s Operating Documents; and

11.6    Certified copies, dated as of a recent date, of financing statement searches, as Bank may request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been terminated or released.
[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK
SILICON VALLEY BANK By: /s/ Bryce Gerber Name: Bryce Gerber Title: Vice President

BORROWER

SONIC FOUNDRY, INC.

By: /s/ Ken Minor
Name: Ken Minor
Title: Chief Financial Officer

SONIC FOUNDRY MEDIA SYSTEMS, INC.

By: /s/ Ken Minor
Name: Ken Minor
Title: Chief Financial Officer

Schedule 1 to Twelfth Amendment
EXHIBIT C

COMPLIANCE CERTIFICATE

TO:        SILICON VALLEY BANK                    Date:
FROM:     SONIC FOUNDRY, INC.
SONIC FOUNDRY MEDIA SYSTEMS, INC.

The undersigned authorized officer of SONIC FOUNDRY, INC. and SONIC FOUNDRY MEDIA SYSTEMS, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days (60 days for last month of each fiscal year)	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 120 days	Yes No
10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings	Monthly within 15 days	Yes No
Borrowing Base Reports	no later than Friday of each week	Yes No
Projections	Within fifteen (15) following approval by the Borrower’s board of directors, and in any event within fifteen (15) days after the end of each fiscal year of Borrower, and as amended and/or updated	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”) ____________________________________________________________________________

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Minimum Liquidity (monthly)	[1.60] [1.75]:1.00	:1.00	Yes No
Minimum EBITDA (quarterly, on a [T6M] [T5M] basis)	*	$	Yes No
Maximum Subsidiary Indebtedness (at all times)	<$1,000,000	$______	Yes No
EQUITY EVENT 2018	**	$______	Yes No
*See Section 6.9(b) **See Section 6.9(d)

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

SONIC FOUNDRY, INC. SONIC FOUNDRY MEDIA SYSTEMS, INC. By: Name: Title:
BANK USE ONLY

Received by: _____________________
authorized signer
Date: _________________________

Verified: ________________________
authorized signer
Date: _________________________

Compliance Status:Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:    ____________________
I.    Liquidity (Section 6.9(a))
Required:    Liquidity, at all times, tested with respect to Borrower only on a monthly basis, of at least (i) 1.60:1.00 for the first and second month of each quarterly fiscal period; and (ii) 1.75:1.00 for the third month of each quarterly fiscal period.
Actual:

A.	Aggregate value of Borrower’s unrestricted cash at Bank	$
B.	Aggregate value of the net billed accounts receivable of Borrower	$
C.	Quick Assets (the sum of lines A plus B)	$
D.	Aggregate value of Obligations to Bank	$
E.	LIQUIDITY (line C divided by line D), expressed as a ratio	:1.00

Is line E equal to or greater than [1.60] [1.75] :1.00?

  No, not in compliance                      Yes, in compliance

II.    Minimum EBITDA (Section 6.9(b))

Required:    Achieve (i) EBITDA (negative EBITDA) plus (ii) the net change in Deferred Revenue during each measurement period, of at least (x) (i) for the quarterly period ending June 30, 2018, measured on a trailing six (6) month basis, no worse than negative One Million One Hundred Thousand Dollars (-$1,100,000.00); (ii) for the quarterly period ending September 30, 2018, measured on a trailing six month basis, no less than Five Hundred Thousand Dollars ($500,000.00); (iii) for the quarterly period ending December 31, 2018, measured on a trailing six (6) month basis, no worse than negative Two Hundred Fifty Thousand Dollars
(-$250,000.00); and (y) for the quarterly period ending March 31, 2019, measured on a trailing three (3) month basis, no worse than negative Two Hundred Fifty Thousand Dollars
(-$250,000.00).
Actual: All amounts measured as indicated above

A.	EBITDA	$
B.	The net change in Deferred Revenue	$
Is line A plus line B equal to or greater than (loss no worse than) $[]?

  No, not in compliance.                       Yes, in compliance.

Schedule 2 to Twelfth Amendment
Schedule 2

Amendments to Perfection Certificate

1.	Section 2 of the Perfection Certificate is amended by inserting the following text to appear as new subsections (d) and (e) thereof, immediately following subsection (c) thereof:
“    d.    Does any individual, directly or indirectly (for example, if applicable, through such individual’s equity interests in the Company’s parent entity), through any contract, arrangement, understanding, relationship or otherwise, own 25% or more of the equity interests of the Company:
Yes          No
If yes, complete the following information:

	Name	Date of birth	Residential address	For US Persons, Social Security Number: (non-US persons should provide SSN if available)	For Non-US Persons: Type of ID, ID number, country of issuance, expiration date	Percentage of ownership (if indirect ownership, explain structure)
1
2
3
4

e.    Identify one individual with significant responsibility for managing the Company, i.e., an executive officer or senior manager (e.g., Chief Executive Officer, President, Vice President, Chief Financial Officer, Treasurer, Chief Operating Officer, Managing Member or General Partner) or any other individual who regularly performs similar functions. If appropriate, an individual listed in Section 2(d) above may also be listed here.

	Name	Date of birth	Residential address	For US Persons, Social Security Number: (non-US persons should provide SSN if available)	For Non-US Persons: Type of ID, ID number, country of issuance, expiration date
1